Exhibit 99.1

AVIS BUDGET GROUP TO ACQUIRE ZIPCAR

FOR $12.25 PER SHARE IN CASH

•	Combined company will be the global leader in car sharing and mobility solutions.

•	Combination expected to produce $50-70 million in annual synergies.

•	Transaction targeted to close in spring 2013.

•	Avis Budget re-affirms its prior estimates of full-year 2012 results.

PARSIPPANY, N.J. and CAMBRIDGE, Mass., January 2, 2013 - Avis Budget Group, Inc. (NASDAQ: CAR) and Zipcar, Inc. (NASDAQ: ZIP), the world’s leading car sharing network, today announced that Avis Budget Group has agreed to acquire Zipcar for $12.25 per share in cash, a 49% premium over the closing price on December 31, 2012, representing a total transaction value of approximately $500 million. The transaction is subject to approval by Zipcar shareholders and other customary closing conditions, and is expected to be completed in the spring of 2013. The Boards of Directors of both companies unanimously approved the transaction, and Zipcar shareholders representing approximately 32% of the outstanding common stock have agreed to vote their shares in support of the transaction.

Car sharing has grown to be a nearly $400 million business in the United States and is expanding rapidly in major cities around the world. Zipcar has led this industry, leading in innovation and world-class service. Zipcar now has more than 760,000 members, known as Zipsters, with a market-leading presence in 20 major metropolitan areas in the United States, Canada and Europe, and fleet positioned at over 300 college and university campuses. Zipcar has combined leading-edge technology, an outstanding customer experience, and clear brand messaging to develop strong loyalty and advocacy among its customers.

“By combining with Zipcar, we will significantly increase our growth potential, both in the United States and internationally, and will position our Company to better serve a greater variety of consumer and commercial transportation needs,” said Ronald L. Nelson, Avis Budget Group chairman and chief executive officer. “We see car sharing as highly complementary to traditional car rental, with rapid growth potential and representing a scalable opportunity for us as a combined company. We expect to apply Avis Budget’s experience and efficiencies of fleet management with Zipcar’s proven, customer-friendly technology to accelerate the growth of the Zipcar brand and to provide more options for Zipsters in more places. We also expect to leverage Zipcar’s technology to expand mobility solutions under the Avis and Budget brands.”

Avis Budget expects to generate $50 to $70 million in annual synergies as a result of the transaction. In particular, Avis Budget expects significant cost reductions across the fleet life cycle (from procurement to operations and maintenance to disposition, as well as financing), in addition to savings from eliminating Zipcar’s public-company costs. Avis Budget also plans to achieve substantial cost savings by increasing fleet utilization across the two companies. Significant revenue growth opportunities exist, including by leveraging Avis Budget’s fleet to meet more of Zipsters’ weekend demand, which is currently constrained by fleet availability.

These synergies, combined with the expected growth and rising profitability of Zipcar, are expected to make the transaction accretive to Avis Budget’s earnings per share in the second year following the acquisition, excluding certain items and purchase-accounting effects.

“We are delighted to announce our intention to join the Avis Budget Group family of companies, and we believe this combination is a win across the board for our members, shareholders and employees. We will be well positioned to accelerate enhancements to the Zipcar member experience with more offers and additional services as well as an expanded network of locations,” said Scott Griffith, chairman and chief executive officer of Zipcar. “As the leading global provider of car sharing services, with a brand that is synonymous with the category, we remain committed to the values and vision that have driven us forward for many years, grounded by our passion for delivering a superior experience to every member for every trip, every day. By combining Zipcar’s expertise in on-demand mobility with Avis Budget Group’s expertise in global fleet operations and vast global network, we will be able to accelerate the revolution we began in personal mobility.”

“Avis Budget’s existing infrastructure, scale and experience with managing multiple brands make us uniquely positioned to accelerate the growth and profitability of Zipcar,” Mr. Nelson added. “At the same time, we are committed to retaining the elements of the Zipcar brand and culture that have allowed Zipcar to achieve such rapid growth and success over the last twelve years.”

Following the acquisition, Zipcar will operate as a subsidiary of Avis Budget Group and will continue with its planned move to new headquarters in Boston, Massachusetts. Avis Budget anticipates that key members of the Zipcar management team, including Mr. Griffith and Mark Norman, president and chief operating officer, will continue to set the overall direction and run day-to-day operations of Zipcar.

Avis Budget Group expects to fund the purchase price primarily with incremental corporate debt borrowings, as well as available cash. As of September 30, 2012, Avis Budget Group had cash and marketable securities of approximately $554 million, and Zipcar had cash and marketable securities of approximately $82 million, or approximately $2 per Zipcar share.

Citigroup is acting as financial advisor, and Kirkland & Ellis LLP is acting as legal counsel, to Avis Budget Group. Morgan Stanley is acting as financial advisor, and Latham & Watkins LLP is acting as legal counsel, to Zipcar.

Separately, Avis Budget Group today reiterated its previous estimates of its full-year 2012 results. Avis Budget continues to expect that its full-year 2012 revenue will be approximately $7.3 billion, a 24% increase compared to 2011, and that its 2012 Adjusted EBITDA will be approximately $825 million to $840 million, excluding certain items, an increase of 35% to 38%

compared to the prior year. Avis Budget also continues to expect that its 2012 pretax income will be $450 million to $465 million and that its diluted earnings per share will be approximately $2.35 to $2.45, excluding certain items.

Investor Conference Call

Avis Budget Group and Zipcar will host a conference call to discuss the transaction on January 2, 2013, at 9:00 a.m. (ET). Investors may access the call live at ir.avisbudgetgroup.com or ir.zipcar.com or by dialing 415-228-4734 and providing the access code “Avis Budget.” Investors are encouraged to dial in approximately 10 minutes prior to the call. A web replay will be available at ir.avisbudgetgroup.com and at ir.zipcar.com following the call. A telephone replay will be available from 12:00 noon (ET) on January 2 until 8:00 p.m. (ET) on January 16 at 203-369-1604, access code: “Avis Budget.”

About Avis Budget Group, Inc.

Avis Budget Group, Inc. is a leading global provider of vehicle rental services through its Avis and Budget brands, with 10,000 rental locations in approximately 175 countries around the world. Avis Budget Group operates most of its car rental offices in North America, Europe and Australia directly, and operates primarily through licensees in other parts of the world. Avis Budget Group has approximately 29,000 employees and is headquartered in Parsippany, N.J. More information is available at www.avisbudgetgroup.com.

About Zipcar, Inc.

Zipcar is the world’s leading car sharing network, with more than 760,000 members and over 10,000 vehicles in urban areas and college campuses throughout the United States, Canada, the United Kingdom, Spain and Austria. Zipcar offers more than 30 makes and models of self-service vehicles by the hour or day to residents and businesses looking for an alternative to the high costs and hassles of owning a car. More information is available at www.zipcar.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Avis Budget Group or Zipcar to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “forecast” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are based upon then current assumptions and expectations and are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results, including all statements related to future results, future fleet costs, acquisition synergies and cost-saving initiatives are also forward-looking statements.

There can be no assurance that the proposed acquisition of Zipcar will occur as currently contemplated, or at all, or that the expected benefits from the transaction will be realized on the timetable currently contemplated, or at all. Additional risks and uncertainties relating to the proposed acquisition of Zipcar include, but are not limited to, uncertainties as to the satisfaction of closing conditions to the acquisition, including timing and receipt of regulatory approvals, timing and receipt of approval by the shareholders of Zipcar, the respective parties’ performance of their obligations under the merger agreement relating to the acquisition, the status of capital markets, including availability and cost of capital, and other factors affecting the execution of the transaction.

Other risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, Avis Budget’s ability to promptly and effectively integrate the businesses of Avis Europe and Avis Budget, Avis Budget’s ability to promptly and effectively integrate the businesses of Zipcar and Avis Budget (if and when the acquisition of Zipcar is completed), any change in economic conditions generally, particularly during Avis Budget’s or Zipcar’s peak season or in key market segments, the high level of competition in the vehicle rental industry, a change in fleet costs as a result of a change in the cost for new vehicles and/or the value of used vehicles, disruption in the supply of new vehicles, disposition of vehicles not covered by manufacturer repurchase programs, the financial condition of the manufacturers that supply Avis Budget’s and Zipcar’s rental vehicles which could impact their ability to perform their obligations under repurchase and/or guaranteed depreciation arrangements, any reduction in travel demand, including any reduction in airline passenger traffic, any occurrence or threat of terrorism, a significant increase in interest rates or borrowing costs, Avis Budget’s and Zipcar’s ability to obtain financing for their operations, including the funding of their vehicle fleets via the asset-backed securities market, any changes to the cost or supply of fuel, any fluctuations related to the mark-to-market of derivatives which hedge exposure to exchange rates, interest rates and fuel costs, Avis Budget’s and Zipcar’s ability to meet the financial and other covenants contained in the agreements governing their indebtedness, risks associated with litigation, regulation or governmental or regulatory inquiries or investigations involving Avis Budget or Zipcar, and Avis Budget’s and Zipcar’s ability to accurately estimate their future results and implement their strategies for cost savings and growth.

A further list and description of important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget’s Annual Report on Form 10-K for the year ended December 31, 2011 and Zipcar’s Annual Report on Form 10-K for the year ended December 31, 2011, included under headings such as “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, Avis Budget’s and Zipcar’s most recently filed Form 10-Q, and in other filings and furnishings made by Avis Budget and Zipcar with the SEC from time to time. Other unknown or unpredictable factors could also have material adverse effects on Avis Budget’s or Zipcar’s performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Avis Budget and Zipcar undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Non-GAAP Measures

This press release includes certain financial measures such as Adjusted EBITDA, pretax income and diluted earnings per share, which exclude certain items under each measure and are not considered generally accepted accounting principles (“GAAP”) measures as defined under SEC rules. For Avis Budget, Adjusted EBITDA represents income (loss) before non-vehicle related depreciation and amortization, any impairment charge, transaction-related costs, non-vehicle related interest and income taxes. Adjusted EBITDA excluding certain items represents Adjusted EBTIDA excluding restructuring-related expenses, costs related to early extinguishment of debt and other certain items as such items are not representative of the results of operations of our business. Avis Budget believes that these non-GAAP measures are useful in measuring the comparable results of Avis Budget period-over-period. The GAAP measures most directly comparable to Adjusted EBITDA, pretax income and diluted earnings per share, excluding certain items under each measure, are net income, pretax income and diluted earnings per share. Because of the forward-looking nature of Avis Budget’s forecasted non-GAAP Adjusted EBITDA, pretax income and diluted earnings per share, excluding certain items, specific quantifications of the amounts that would be required to reconcile forecasted net income, pretax income and diluted earnings per share are not available. Avis Budget believes that there is a degree of volatility with respect to certain of Avis Budget’s GAAP measures which preclude it from providing accurate forecasted GAAP to non-GAAP reconciliations. Based on the above, Avis Budget believes that providing estimates of the amounts that would be required to reconcile the range of the non-GAAP Adjusted EBITDA, pretax income and diluted earnings per share, excluding certain items, to forecasted net income, pretax income, and diluted earnings per share would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.

Additional Information

In connection with the meeting of Zipcar shareholders to be held with respect to the proposed merger, Zipcar will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITYHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain a free copy of the proxy statement (when available) and other relevant documents filed by Zipcar with the SEC from the SEC’s website at http://www.sec.gov and from Zipcar by directing a request to Zipcar, Inc., 25 First Street, 4th Floor, Cambridge, MA 02141, Attention: Investor Relations.

Zipcar and its directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies of Zipcar shareholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Zipcar directors and executive officers by reading Zipcar’s proxy statement for its 2012 annual meeting of shareholders, which was filed with the SEC on April 12, 2012. Additional information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant materials filed by Zipcar with the SEC in connection with the proposed merger when they become available.

Contacts

Avis Budget Group Media Contact:	Avis Budget Group Investor Contact:
John Barrows	Neal Goldner
973-496-7865	973-496-5086
PR@avisbudget.com	IR@avisbudget.com

Zipcar Media Contact:	Zipcar Investor Contacts:
Karen Drake	Jamie Moser / Nick Lamplough
617-336-4323	Joele Frank, Wilkinson Brimmer Katcher
PR@zipcar.com	212-355-4449
jmoser@joelefrank.com
nlamplough@joelefrank.com

Jonathan Schaffer
The Blueshirt Group
212-871-3953
IR@zipcar.com

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